Exhibit 10.1

RELEASE AND WAIVER

THE BANK HOLDINGS EXECUTIVE NONQUALIFIED EXCESS PLAN

DISTRIBUTION AND PAYMENT

In consideration for the distribution and payment by The Bank Holdings (the “Company”) of the portion (the “Non Grandfathered Portion”) of my account balance in the Company’s Executive Nonqualified Excess Plan (the “Plan”), also known as The Bank Holdings Excess Plan, that is other than grandfathered for purposes of being covered by Section 409A of the Internal Revenue Code of 1986, as amended,                                       , (the “Participant”) hereby releases the Company and Nevada Security Bank (the “Bank”) from any liability for the termination of the Plan and the distribution and payment of the Non Grandfathered Portion, including the Participant’s liability for any excise taxes or interest under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), for any failure to withhold federal income taxes, and any related interest or penalties.

The Participant acknowledges that the Participant shall be liable for the payment of any federal and/or state income taxes, excise taxes, interest and penalties associated with the distribution and payment of the Non Grandfathered Portion to the Participant, including the withholding of taxes.  In addition, the Participant further waives any claim against the Company and the Bank for the changes to the Participant’s compensation or benefits that are the direct result of the termination of the Plan.

This waiver includes and releases all claims the Participant may have under the laws of the United States or any state , known or unknown, in law or equity, that the parties ever had, now have, may have, or claim to have against any and all of the persons or entities named in this paragraph arising out of, or by reason of this agreement, or related to the requirements imposed by the aforementioned termination of the Plan and distribution and payment of the Non Grandfathered Portion including without limitation a claim for any compensation or other payments the Participant would otherwise receive.

It is the express intention of the Parties that this agreement shall be effective as a full and final accord, satisfaction and release as to the matters released herein. In furtherance of this intention, as to the matters released herein, each Party expressly waives and relinquishes, to the fullest extent permitted, including but not limited to all provisions, rights and benefits of applicable Nevada law.

Each Party acknowledges a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each Party also expressly waives and relinquishes, to the fullest extent permitted by applicable law, the provisions, rights and benefits conferred by any law of any state, territory, or commonwealth of the United States, or principle of common law, or of international or foreign law, which is similar, comparable or equivalent to Nevada law.

The Participant further states that (i) the Participant has carefully read this document, (ii) the Participant has had the opportunity to consult an attorney to have any questions concerning this document explained to the Participant, (iii) the Participant fully understands its final and binding effect, including the federal and state income tax effects of the distribution and payment of the Non Grandfathered Portion to the Participant and (iv) the Participant is signing this document voluntarily.  Each Party or its respective counsel has cooperated in the drafting and preparation of this waiver.  This waiver shall not be construed against any Party as the drafter thereof.

Executed this 13th day of August 2009.

Signature:

Name:

Title:

CONSENT OF THE PARTICIPANT’S SPOUSE

TO THE PRECEDING DISTRIBUTION AND PAYMENT OF

THE BANK HOLDINGS EXECUTIVE NONQUALIFIED EXCESS PLAN

I,                                       , being the spouse of                                       , after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I consent to my spouse’s distribution and payment of the portion (the “Non Grandfathered Portion”) of my spouse’s account balance in the Company’s Executive Nonqualified Excess Plan, also known as The Bank Holdings Excess Plan, (the “Plan”) that is other than grandfathered for purposes of being covered by Section 409A of the Internal Revenue Code of 1986, as amended.

I understand that the aforementioned consent to my spouse’s distribution and payment of the Non Grandfathered Portion of the Plan adversely affects my community property interest in the benefits provided for under the Plan.

I further release The Bank Holdings and Nevada Security Bank from any liability for my spouse’s distribution and payment of the Non Grandfathered Portion of the Plan.  In addition, I further waive any claim against The Bank Holdings and Nevada Security Bank for any changes to the compensation or benefits of my spouse and me that are the direct result of distribution and payment of the Non Grandfathered Portion pursuant to termination of the Plan.

This waiver includes and releases all claims I may have under the laws of the United States or any state related to the requirements imposed by my spouse’s distribution and payment of the Non Grandfathered Portion, including without limitation a claim for any compensation or other payments my spouse or I would otherwise receive.

It is the express intention of the Parties that this agreement shall be effective as a full and final accord, satisfaction and release as to the matters released herein. In furtherance of this intention, as to the matters released herein, each Party expressly waives and relinquishes, to the fullest extent permitted, including but not limited to all provisions, rights and benefits of applicable Nevada law.

Each Party acknowledges a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each Party also expressly waives and relinquishes, to the fullest extent permitted by applicable law, the provisions, rights and benefits conferred by any law of any state, territory, or commonwealth of the United States, or principle of common law, or of international or foreign law, which is similar, comparable or equivalent to Nevada law.

I further state that I (i) have carefully read this document, (ii) have had the opportunity to consult an attorney to have any questions concerning this document explained to me, (iii) fully understand its final and binding effect, including the federal and state income tax effects of the payment of the Consideration to Executive on me and (iv) am signing this document voluntarily.  Each Party or its respective counsel has cooperated in the drafting and preparation of this waiver.  This waiver shall not be construed against any Party as the drafter thereof.

Dated: August 13th, 2009	Signature

Printed Name: